March 6, 2018

OrthoPediatrics Corp. Reports Fourth Quarter and Full Year 2018 Financial Results

Record Full Year 2018 Revenue - Increase of 26.2% Year-Over-Year

WARSAW, Indiana, March 6, 2019 - OrthoPediatrics Corp. (NASDAQ:KIDS), a company exclusively focused on advancing the field of pediatric orthopedics, announced today its financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter / Full Year 2018 and Recent Highlights

•	Reported total revenue of $14.6 million for fourth quarter 2018, up from $11.7 million or 24.7% year-over-year, respectively.

•	Record setting $57.6 million for full year 2018, up from $45.6 million or 26.2% year-over-year, respectively.

•
Generated adjusted EBITDA of $518 thousand for full year 2018, up from negative $58 thousand for full year 2017. (See below for additional information and a reconciliation of non-GAAP financial information.)

•	Strengthened global footprint with the conversion of stocking distributors to sales agencies in Canada during 2018 and Belgium and the Netherlands at the beginning of 2019.

•	Deployed $12.0 million in consignment sets and expanded product portfolio offering to 26 surgical systems in 2018.

•	Bolstered cash position with $43.4 million net follow-on offering in December 2018.

•	Provided full year 2019 revenue growth guidance to be in a range of 21.0% to 23.0% and investment in consignment sets to be in a range of $15.0 million to $17.0 million.

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented, “We delivered another year of record performance in 2018 with 26% annual revenue growth and $12 million deployed in consignment sets. Our tenth consecutive year of 20%+ annual revenue growth was supported by increased investments in consigned sets, product innovation, ongoing conversions of international sales agencies, and clinical education. Furthermore, while increasing our investment in these four areas, we also demonstrated our initial ability to deliver positive adjusted EBITDA of $518 thousand for the full year 2018. With an expanded product portfolio of 26 surgical systems, we remain dedicated to advancing the field of pediatric orthopedics and are delighted that our accomplishments have helped approximately 150,000 children to date.”

Mr. Throdahl continued, “In addition to our revenue and profitability achievements in 2018, our strengthened balance sheet following a successful secondary raise in December positions us well for sustainable future growth. This capital supports our increased investment in consignment set deployment to a range of $15 million to $17 million for 2019 and provides us with the opportunity to welcome new technologies that could expand our product offering and growth outlook. Based on strong execution across our key initiatives, we head into 2019 feeling confident in achieving our full year 2019 revenue growth guidance of 21% to 23%.”

Fourth Quarter and Full Year 2018 Financial Results
Total revenue for the fourth quarter of 2018 was $14.6 million, a 24.7% increase compared to $11.7 million for the same period last year. U.S. revenue for the fourth quarter of 2018 was $10.9 million, a 23.9% increase compared to $8.8 million for the same period last year, representing 75.0% of total revenue. International revenue for the fourth quarter of 2018 was $3.6 million, a 27.4% increase compared to $2.9 million for the same period last year, representing 25.0% of total revenue.

Total revenue for 2018 was $57.6 million, a 26.2% increase compared to $45.6 million for 2017. Our U.S. revenue for 2018 was $43.5 million, a 24.5% increase compared to $34.9 million for 2017, representing 75.5% of total revenue. Our international revenue for 2018 was $14.1 million, a 31.6% increase compared to $10.7 million for 2017, representing 24.5% of total revenue.

Trauma and Deformity revenue for the fourth quarter of 2018 was $10.2 million, a 19.9% increase compared to $8.5 million for the same period last year. Scoliosis revenue for the fourth quarter of 2018 was $4.1 million, a 38.2% increase compared to $2.9 million for the same period last year. Sports Medicine/Other revenue for the fourth quarter of 2018 was $365 thousand, a 27.6% increase compared to $286 thousand for the same period last year.

Trauma and Deformity revenue for 2018 was $39.7 million, a 21.0% increase compared to $32.8 million for 2017. Scoliosis revenue for 2018 was $16.7 million, a 43.8% increase compared to $11.6 million for 2017. Sports medicine/other revenue for 2018 was $1.2 million, a 2.6% decrease compared to the same period in 2017.

Gross profit for the fourth quarter of 2018 was $10.5 million, a 19.0% increase compared to $8.8 million for the same period last year, and $42.7 million for 2018, a 23.9% increase compared to $34.5 million for 2017. Gross profit margin for the fourth quarter of 2018 was 72.2%, compared to 75.6% for the same period last year, and was 74.2% for 2018, compared to 75.5% for 2017 due to an increase in international and distributed product sales.

Total operating expenses for the fourth quarter of 2018 were $12.4 million, a 5.0% decrease compared to $13.0 million for the same period last year, which included $2.0 million of expense related to the accelerated vesting of restricted stock. Full year operating expenses of $52.2 million for 2018, a 27.6% increase compared to $40.9 million for 2017. Operating expenses for both fourth quarter and full year 2018 included increased research and development expenses of 35.7% and 38.2% year-over-year, respectively, as well as increased sales and marketing expenses. Operating loss for the fourth quarter of 2018 was ($1.9) million, a 55.6% decrease in loss realized compared to ($4.2) million for the same period last year. Operating loss for 2018 was ($9.6) million, a 47.6% increase in loss realized compared to ($6.5) million for 2017.

Interest expense for the fourth quarter of 2018 was $533 thousand, a 15.8% decrease compared to $633 thousand dollars for the same period last year, and was $2.3 million for 2018, a 9.4% decrease compared to $2.5 million for 2017.

Net loss for the fourth quarter of 2018 was ($2.5) million, compared to ($4.8) million for the same period last year. Net loss per share attributable to common stockholders for the fourth quarter of 2018 was ($0.19) per basic and diluted share, compared to ($1.41) per basic and diluted share for the same period last year. Adjusted EBITDA for the fourth quarter of 2018 was negative $125 thousand as compared to negative $658 thousand for the fourth quarter of 2017.

Net loss for 2018 was ($12.0) million, compared to ($8.9) million for 2017. Net loss per share attributable to common stockholders for 2018 was ($0.96), compared to ($5.86) per basic and diluted share for 2017. Adjusted EBITDA for the full year 2018 turned to a positive $518 thousand from negative $58 thousand for the full year 2017. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the year ended December 31, 2018 was 12,567,387 shares.

In the fourth quarter of 2018, we had more than 130 sales representatives, compared to more than 110 in 2017.

The change in property and equipment during the fourth quarter of 2018 was negative $58 thousand, as compared to $1.3 million for the same period last year, and $5.3 million for 2018, a 0.9% increase compared to $5.2 million for 2017.

As of December 31, 2018, cash and cash equivalents were $60.7 million, compared to $24.5 million as of September 30, 2018, and the Company had approximately $21.3 million in total outstanding indebtedness, with no balance outstanding under the revolving credit facility.

Capitalization Update
On December 11, 2018, the Company completed a public offering selling 1,725,000 shares at a price of $27.00 per share, including 225,000 shares sold to the underwriters upon exercise of the option to purchase additional shares. The public offering generated net proceeds of approximately $43.4 million, after deducting the underwriting discount and commissions and offering expenses payable by OrthoPediatrics.

Full Year 2019 Financial Guidance
OrthoPediatrics is providing financial guidance for the full year 2019, as follows:

•	Revenue growth in a range of 21.0% to 23.0%

•	Consigned set investments in a range of $15.0 million to $17.0 million

Conference Call
OrthoPediatrics will host a conference call on Thursday, March 7, 2019, at 8:00 a.m. ET to discuss its financial results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 7091308. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until OrthoPediatrics releases its first quarter 2019 financial results. In addition, a telephonic replay of the conference call will be available until March 14, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 7091308.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 15, 2018 and its most recent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense (income), net plus other expense (income), depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, public company costs and initial public offering costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the measure as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Adjusted EBITDA to Net Loss.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 26 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 39 countries outside the United States.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	As of December 31,
	2018	2017

Current assets:
Cash	$60,691	$42,582
Accounts receivable - trade, less allowance for doubtful accounts of $134 and $143, respectively	8,999	5,603
Inventories, net	25,541	19,498
Inventories held by international distributors, net	167	1,047
Notes Receivable	502	-
Prepaid expenses and other current assets	1,256	831
Total current assets	97,156	69,561

Property and equipment, net	12,768	10,391

Other assets:
Amortizable intangible assets, net	1,921	2,089
Other intangible assets	260	260
Total other assets	2,181	2,349

Total assets	$112,105	$82,301

Current liabilities:
Accounts payable - trade	$3,971	$5,495
Accrued compensation and benefits	3,552	2,905
Current portion of long-term debt with affiliate	118	113
Other current liabilities	1,576	954
Total current liabilities	9,217	9,467

Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,156	21,418
Revolving credit facility with affiliate	-	3,921
Total long-term liabilities	21,156	25,339

Total liabilities	30,373	34,806

Commitments and contingencies

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized at December 31, 2018 and 2017, respectively; 14,538,202 shares and 12,621,781 shares issued and outstanding as of December 31, 2018 and 2017, respectively	4	2
Additional paid-in capital	197,442	150,424
Accumulated deficit	(115,091)	(103,066)
Accumulated other comprehensive (loss) income	(623)	135
Total stockholders' equity	81,732	47,495

Total liabilities and stockholders' equity	$112,105	$82,301

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net revenue	$14,568	$11,681	$57,559	$45,620
Cost of revenue	4,054	2,849	14,879	11,170
Gross profit	10,514	8,832	42,680	34,450

Operating expenses:
Sales and marketing	6,558	5,405	26,563	20,527
General and administrative	4,545	6,690	20,938	16,972
Research and development	1,277	941	4,732	3,423
Total operating expenses	12,380	13,036	52,233	40,922

Operating loss	(1,866)	(4,204)	(9,553)	(6,472)

Other expenses:
Interest expense	533	633	2,255	2,490
Other expense (income)	69	8	217	(30)
Total other expenses	602	641	2,472	2,460

Net loss from continuing operations	(2,468)	(4,845)	(12,025)	(8,932)
Net loss	$(2,468)	$(4,845)	$(12,025)	$(8,932)
Net loss attributable to common stockholders	$(2,468)	$(15,078)	$(12,025)	$(23,530)
Weighted average common shares - basic and diluted	13,010,761	10,731,478	12,567,387	4,017,330
Net loss per share attributable to common stockholders - basic and diluted	$(0.19)	$(1.41)	$(0.96)	$(5.86)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Year Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(12,025)	$(8,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,892	2,405
Stock-based compensation	3,185	3,478
Research and development fee obligation	-	-
Changes in certain current assets and liabilities:
Accounts receivable - trade	(3,801)	(1,505)
Inventories	(5,681)	(4,287)
Inventories held by international distributors	880	(123)
Prepaid expenses and other current assets	(425)	(598)
Accounts payable - trade	(1,524)	1,952
Accrued expenses and other liabilities	947	258
Other	(31)	135
Net cash used in operating activities	(15,583)	(7,217)

INVESTING ACTIVITIES
Purchases of licenses	(210)	(1,337)
Purchases of property and equipment	(5,253)	(5,207)
Purchase of notes receivable	(502)	-
Net cash used in investing activities	(5,965)	(6,544)

FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	-	7,992
Payment of revolving credit facility with affiliate	(4,065)	-
Proceeds from issuance of common stock, net of issuance costs	43,425	53,775
Proceeds from exercise of stock options	410	-
Payment of preferred stock dividends	-	(5,965)
Shares surrendered by employees to pay taxes on restricted stock	-	(990)
Payments on mortgage notes	(113)	(78)
Net cash provided by financing activities	39,657	54,734

NET INCREASE IN CASH	18,109	40,973

Cash, beginning of year	42,582	1,609
Cash, end of period	$60,691	$42,582

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$2,255	$2,490
Accretion of redeemable convertible preferred stock	$—	$4,563
Transfer of instruments from property and equipment to inventory	$362	$1,249

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
Product sales by geographic location:	2018	2017	2018	2017
U.S.	$10,929	$8,824	$43,461	$34,909
International	3,639	2,857	14,098	10,711
Total	$14,568	$11,681	$57,559	$45,620

	Three Months Ended December 31,		Year Ended December 31,
Product sales by category:	2018	2017	2018	2017
Trauma and deformity	$10,150	$8,462	$39,695	$32,801
Scoliosis	4,053	2,933	16,662	11,585
Sports medicine/other	365	286	1,202	1,234
Total	$14,568	$11,681	$57,559	$45,620

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net loss	$(2,468)	$(4,845)	$(12,025)	$(8,932)
Interest expense	533	634	2,255	2,490
Other expense (income)	69	8	217	(30)
Depreciation and amortization	715	657	2,892	2,405
Stock-based compensation	287	308	1,199	1,429
Accelerated vesting of restricted stock upon our IPO	-	2,049	1,986	2,049
Public company costs	351	531	1,365	531
Non-Recurring Professional Services Fees	388	-	2,629	-
Adjusted EBITDA	$(125)	$(658)	$518	$(58)